UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2009

_______UNICO, INCORPORATED_______

 (Exact name of registrant as specified in its charter)

______Arizona   ____              ______000-30239_____         ________13-4171971________

(State or other jurisdiction       (Commission file number)      (I.R.S. Employer Identification No.)

           Of incorporation)

8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108

   (Address of principal executive offices)  (zip code)

_______________(619) 209-6124______________

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.

Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Kyoshi Kasai

Effective April 24, 2009, Kiyoshi Kasai resigned as a director of Unico, Incorporated (“Unico”).

Appointment of Edward E. Winders as a Director

Effective April 28, 2009, Edward E. Winders was appointed as a director of Unico by the remaining directors, in order to fill the vacancy created through the resignation of Kyoshi Kasai.   Unico intends to compensate Dr. Winder for his service as a director, and the terms are being finalized.

Unico is in the process of organizing certain committees.  It is anticipated that Dr. Winder will serve on Unico’s Finance Committee, Compensation Committee and Stock Plan Committee.

Unico has not engaged in any related party transactions with Dr. Winder of the nature described in Item 404(a) of Regulation SK since the beginning of Unico’s last fiscal year, and none are contemplated at the present time, except as may otherwise be described above in this report.

Edward E. Winders, age 66, has served as the Chairman of Voices of Global Changes, a 501(c)(3) not for profit organization that specializes in micro-enterprise development and institution and capacity building, since June 2008.  From 1999 through May 2008, Dr. Winders served as President of Transnational Public Policy Advisors, LLC, an Alexandria, Virginia based international consulting firm that merged with Voices for Global Change in June 2008.  He has served on the National Advisory Board of the National Salvation Army from 2008 through the present.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICO INCORPORATED

Date: May 1, 2009

                                                                                                 /s/Mark A. Lopez

_________________________________

Mark A. Lopez, Chief Executive Officer

SEC/0942

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